Exhibit 99.4

                                                                  EXECUTION COPY


                          REGISTRATION RIGHTS AGREEMENT


         REGISTRATION RIGHTS AGREEMENT, dated as of August 18, 2004, between FRONT PORCH DIGITAL, INC., a Nevada corporation (the "Company"), and each Person whose name appears on SCHEDULE A attached hereto (each a "Former MSI Stockholder").


                              W I T N E S S E T H:
                              - - - - - - - - - -


         WHEREAS, pursuant to the terms of an Agreement and Plan of Merger dated as of August 16, 2004 (the "Merger Agreement") between the Company, ManagedStorage International, Inc., a Delaware corporation, and Front Porch Merger Corp., a Delaware corporation, on the date hereof, the Company has agreed to issue to certain Former MSI Stockholders such number of shares of Series A Convertible Preferred Stock, $.001 par value, of the Company (the "Series A Preferred Stock") as determined pursuant to the Merger Agreement; and

         WHEREAS, as a condition precedent to the consummation of the transactions contemplated by the Merger Agreement, the Company has agreed to provide certain registration rights pursuant to the terms of this Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants and obligations hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. DEFINITIONS. For purposes of this Agreement, capitalized terms used herein shall have the meanings set forth in the preambles hereto and in this Section 1.

                  1.1 "COMMISSION" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

                  1.2 "COMMON STOCK" shall mean the common stock, par value $.001 per share, of the Company or, in the case of a conversion, reclassification or exchange of such shares of such Common Stock, shares of the stock issued or issuable in respect of such shares of Common Stock, and all provisions of this Agreement shall be applied appropriately thereto and to any stock resulting therefrom.

                  1.3 "CURRENT SB-2" shall mean the Company's Registration Statement on Form SB-2 filed with the Commission on June 29, 2004, as previously or hereafter amended.

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                  1.4      "EXCHANGE ACT" shall mean the Securities Exchange Act
of 1934, as amended, or any similar federal statute enacted hereafter, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

                  1.5 "EXISTING RIGHTS AGREEMENTS" shall mean (i) the warrant agreements originally dated as of October 10, 2000 between the Company and the Original Warrantholders for the purchase of an aggregate of 900,000 shares of Common Stock and any warrant agreement executed and delivered by the Company upon the registration or transfer of any warrants evidenced by such warrant agreements, (ii) the Registration Rights Agreement dated as of October 10, 2000 between the Company and Equity Pier LLC and (iii) the warrant agreement between the Company and Equity Pier LLC dated February 28, 2001 for the purchase of up to 3,324,696 shares of Common Stock.

                  1.6 "FORM S-3" means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the Commission which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the Commission.

                  1.7 "FORMER MSI SERIES A HOLDER RIGHTS AGREEMENT" means that certain Registration Rights Agreement of even date herewith, by and among the Company and Providence Equity Partners III, L.P., Providence Equity Operating Partners III, L.P. and First Union Capital Partners.

                  1.8      "HOLDER" shall mean any holder of Registrable
Securities.

                  1.9 "INITIATING HOLDERS" shall mean Holders representing (on a fully diluted basis) at least fifty-one percent (51%) of the total number of Registrable Securities.

                  1.10 "ORIGINAL WARRANTHOLDERS" shall mean Hawke Company Ltd, Tillgrove Investments Ltd and Madona Resources Ltd.

                  1.11 "PERSON" shall mean any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

                  1.12 "REGISTER", "REGISTERED" and "REGISTRATION" shall refer to a registration effected by preparing and filing a registration statement with the Commission in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement by the Commission.

                  1.13 "REGISTRABLE SECURITIES" shall mean (A) (i) the shares of Common Stock and (ii) the shares of Common Stock issued or issuable upon the conversion of the shares of Series A Preferred Stock, issued to the Former MSI Stockholders pursuant to the Merger Agreement, and (B) any stock of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares of Series A Preferred Stock or

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Common Stock referred to in clause (A); PROVIDED, HOWEVER, that such shares of
Common Stock shall only be treated as Registrable Securities hereunder if and so long as they have not been sold in a registered public offering or have not been sold to the public pursuant to Rule 144 under the Securities Act or any similar or successor rule.

                  1.14 "REGISTRATION EXPENSES" shall mean all expenses incurred by the Company in compliance herewith, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, the reasonable fees and expenses (subject to documentation thereof) of one counsel for all Holders and Other Stockholders that offer securities being sold pursuant to the Existing Rights Agreements, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).

                  1.15 "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar federal statute enacted hereafter, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

                  1.16 "SELLING EXPENSES" shall mean all underwriting discounts and commissions applicable to the sale of Registrable Securities.


         2.       REQUESTED REGISTRATION.

                  2.1 REQUEST FOR REGISTRATION. At any time after February 18, 2006 (such date being hereinafter referred to as the "Demand Date"), if the Company shall receive from Initiating Holders a written request that the Company effect any registration with respect to Registrable Securities the Company will:

                           (a) promptly give written notice of the proposed registration to all other Holders; and

                           (b) as soon as practicable, use all reasonable efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under the blue sky or other state securities laws requested by Initiating Holders and appropriate compliance with applicable regulations issued under the Securities Act) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request given within thirty (30) days after receipt of such written notice from the Company; provided, that the Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 2:

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                                    (i)      in any particular jurisdiction in
                           which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder;

                                    (ii)     less than ninety (90) calendar days
                           after the effective date of any registration declared or ordered effective other than a registration on Form S-3 or Form S-8;

                                    (iii)    if, while a registration request is
                           pending pursuant to this Section 2, the Company determines, in the good faith judgment of the Board of Directors of the Company, with the advice of counsel, that the filing of a registration statement would require the disclosure of non-public material information the disclosure of which would have a material adverse effect on the Company or would otherwise materially adversely affect a financing, acquisition, disposition, merger or other significant transaction, in which event the Company shall deliver a certificate to such effect signed by its President to the proposed selling Holders and the Company shall not be required to effect a registration pursuant to this Section 2 until the earlier of (A) three (3) days after the date upon which such material information is disclosed to the public or ceases to be material or (B) 90 days after the Company makes such good faith determination; provided, however, that the Company shall not utilize the right under this Section 2.1(a)(iii) more than once in any twelve month period; or

                                    (iv)     except as set forth in Section 2.5,
                           after the second such registration pursuant to this
                           Section 2.1 has been declared or ordered effective.

         Subject to the foregoing clauses (i), (ii), (iii) and (iv), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders.

                  2.2 ADDITIONAL SHARES TO BE INCLUDED. The registration statement filed pursuant to the request of the Initiating Holders may, subject to the provisions of Sections 2.4 and 3.3 below, include (a) other securities of the Company (the "Additional Shares") which are held by (i) officers or directors of the Company who, by virtue of agreements with the Company, are entitled to include their securities in any such registration or (ii) other persons who, by virtue of agreements with the Company, including the Existing Rights Agreements, are entitled to include their securities in any such registration (the "Other Stockholders"), and (b) securities of the Company being sold for the account of the Company.

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                  2.3      UNDERWRITING.

                           (a)      If the Initiating Holders intend to
distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2 and the Company shall include such information in the written notice to other Holders referred to in Section 2.1 above. The right of any Holder to registration pursuant to this Section 2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein and subject to the limitations provided herein. A Holder may elect to include in such underwriting all or a part of the Registrable Securities he holds.

                           (b)      The Company shall (together with all
Holders, officers, directors and Other Stockholders proposing to distribute their securities through such underwriting) negotiate and enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders, which underwriter(s) shall be reasonably acceptable to the Company.

                  2.4 LIMITATIONS ON SHARES TO BE INCLUDED. Notwithstanding any other provision of this Section 2, if the representative of the underwriters advises the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, first the Additional Shares and any securities being sold for the account of the Company shall be excluded from such registration pursuant to the priorities set forth in Section
3.3 of this Agreement and, if a limitation on the number of shares is still required, the number of shares that may be included in the registration and underwriting shall be allocated among all Holders, including Initiating Holders, in proportion, as nearly practicable, to the respective amounts of Registrable Securities which they have requested to be included in such registration statement. If the Company or any Holder, officer, director or Other Stockholder who has requested inclusion in such registration as provided above disapproves of the terms of any such underwriting, such Person may elect to withdraw such Person's Registrable Securities or Additional Shares therefrom by written notice to the Company and the underwriter and the Initiating Holders. Any Registrable Securities or other securities excluded shall also be withdrawn from such registration. No Registrable Securities or Additional Shares excluded from such registration by reason of such underwriters' marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with this Section 2.4, the Company or underwriter or underwriters selected as provided above may round the number of Registrable Securities of any Holder which may be included in such registration to the nearest 100 shares.

                  2.5 ADDITIONAL DEMAND REGISTRATION. If with respect to the last registration permitted to be exercised by the Holders of Registrable Securities under Section 2.1, the Holders are unable to register all of their Registrable Securities because of the operation of Section 2.4 hereof, such Holders shall be entitled to require the Company to effect one additional registration to afford the Holders an opportunity to register all such Registrable Securities. Such additional registration shall again be subject to the provisions of this Section 2.
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         3.       COMPANY REGISTRATION.

                  3.1 If the Company shall determine to register under the Securities Act any of its equity securities or securities convertible into equity securities either for its own account or the account of a security holder or holders exercising any demand registration rights, other than a registration relating solely to employee benefit plans, or a registration relating solely to a Commission Rule 145 transaction, or a registration on Form S-4 or S-8 (or any successor forms thereto), the Company will:

                           (a) promptly give to each Holder written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

                           (b) include in such registration (and, subject to Section 2.1(b)(i), any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or request, made by any Holder within thirty (30) days after receipt of the written notice from the Company described in clause (a) above, except as set forth in Section 3.3 below. Such written request may specify all or a part of a Holder's Registrable Securities.

                  3.2 UNDERWRITING. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 3.1(a). The right of any Holder to registration pursuant to this Section 3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and any officers, directors or Other Stockholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.

                  3.3 LIMITATIONS ON SHARES TO BE INCLUDED. Notwithstanding any other provision of this Section 3, if the representative of the underwriters advises the Company in writing that marketing factors require a limitation or elimination on the number of shares to be underwritten, the representative may (subject to the allocation priority set forth below) limit the number of or eliminate the Registrable Securities to be included in the registration and underwriting. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated as follows: first, if such underwritten offering shall have been initiated by the Company for the sale of securities for its own account, to the Company for securities being sold for its own account; second, among the Other Stockholders that offer securities being sold pursuant to the Existing Rights Agreements, in proportion, as nearly as practicable, to the respective amounts of Additional Shares which they had requested to be included in such registration pursuant to the Existing Rights Agreements; third, among the Holders and the Other Stockholders that offer securities being sold pursuant to the Former MSI Series A Rights Agreements, in proportion, as nearly as practicable, to the respective amounts of Registrable Securities which they had requested to be included in such registration; and thereafter, the number of shares that may be included in the registration statement and underwriting shall be allocated among all officers or directors or remaining Other Stockholders, in each case in proportion, as nearly as practicable, to the respective amounts of Additional Shares which they had requested to be included in such registration at the time of filing the registration statement. If any Holder of Registrable Securities or any officer, director or Other Stockholder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall also be withdrawn from such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

         4.       REGISTRATIONS ON FORM S-3.

                  4.1 Anything contained in Section 2 to the contrary notwithstanding, at any time after the Demand Date and if the Company is then qualified for the use of Form S-3, the Holders representing (on a fully diluted basis) at least twenty percent (20%) of the total number of Registrable Securities (the "FORM S-3 INITIATING HOLDERS") shall have the right to request in writing unlimited registrations of Registrable Shares on Form S-3, which request or requests shall (i) specify the number of Registrable Shares intended to be sold or disposed of and the holders thereof and (ii) state the intended method of disposition of such Registrable Shares, and upon receipt of any such request, the Company shall use all reasonable efforts promptly to effect the registration under the Securities Act of the Registrable Shares so requested to be registered. A requested registration on Form S-3 in compliance with this
Section 4 shall not count as a Registration Statement initiated pursuant to
Section 2 for purposes of determining the number of registrations which may be requested by the Initiating Holders under such Section, but shall otherwise be treated as a registration initiated pursuant to, and shall be subject to, the provisions of Section 2.

                  4.2 Anything contained in Section 4.1 to the contrary notwithstanding, the Company shall not be obligated to effect, or take any action to effect, any registration under the Securities Act pursuant to Section 4.1:

                           (a) Unless the Form S-3 Initiating Holders propose to dispose of shares of Registrable Securities having an aggregate price to the public (before deduction of Selling Expenses) of more than $7,500,000;

                           (b) Within one hundred eighty (180) days of the effective date of the most recent registration pursuant to this Section 4 in which securities held by the requesting Holder could have been included for sale or distribution;

                           (c) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder;

                           (d) If the Company shall furnish to the Form S-3 Initiating Holders a certificate signed by the President of the Company stating that the Company intends in good faith to file within ninety (90) days after the date of such notice a registration statement pertaining to securities of the Company and in which the Form S-3 Initiating Holders may request inclusion of Registrable Securities pursuant to Section 3, then, during the period starting with the date of such notice and ending on the date six (6) months immediately following the effective date of such registration statement, PROVIDED that the Company actively employs in good faith all reasonable efforts to cause such registration statement to become effective; PROVIDED, HOWEVER, that the Company may only delay an offering pursuant to this Section 4.2(d) for a period of not more than ninety (90) days, if a filing of any other registration statement is not made within that period and the Company may only exercise the right specified in this clause
                  (d) once in any twelve (12)-month period; or

                           (e) If the Company determines, in the good faith judgment of the Board of Directors of the Company, with the advice of counsel, that the filing of a registration statement would require the disclosure of non-public material information the disclosure of which would have a material adverse effect on the Company or would otherwise materially adversely affect a financing, acquisition, disposition, merger or other significant transaction, in which event the Company shall deliver a certificate to such effect signed by its President to the Form S-3 Initiating Holders and the Company shall not be required to effect a registration under this
                  Section 4 until the earlier of (A) three (3) days after the date upon which such material information is disclosed to the public or ceases to be material or (B) 90 days after the Company makes such good faith determination; PROVIDED, HOWEVER, that the Company shall not utilize the right under this Section 4.2(e) more than once in any twelve (12) month period

         5. EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Sections 2, 3 or 4 of this Agreement shall be borne by the Company, except that Selling Expenses shall be borne pro rata by each Holder in accordance with the number of shares sold.

         6.       REGISTRATION PROCEDURES.

                  6.1 In the case of each registration effected by the Company pursuant to this Agreement, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof and will, at its expense:

                           (a) use all reasonable efforts to keep such registration effective for a period of 180 days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, that the Company will keep such registration effective for longer than 180 days if the costs and expenses associated with such extended registration are borne by the selling Holders; and provided, further, that in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 180-day period shall, at the cost and expense of the Company, be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided, further, that applicable rules and regulations under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (y) includes any prospectus required by Section 10(a)(3) of the Securities Act or (z) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information otherwise required to be included in such post-effective amendment covered by (y) and (z) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act in the registration statement;

                           (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

                           (c) Furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Holder from time to time may reasonably request;

                           (d) Notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

                           (e) List all such Registrable Securities registered in such registration on each securities exchange or automated quotation system on which the Common Stock of the Company is then listed;

                           (f) Provide a transfer agent and registrar for all Registrable Securities and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

                           (g) Make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement, and any attorney or accountant retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers and directors to supply all information reasonably requested by any such seller, underwriter, attorney or accountant in connection with such registration statement;

                           (h) Furnish to each selling Holder upon request a signed counterpart, addressed to each such selling Holder, of

                                    (i)      an opinion of counsel for the
                           Company, dated the effective date of the registration statement in form reasonably acceptable to the Company and such counsel, and

                                    (ii)     "comfort" letters signed by the
                           Company's independent public accountants who have examined and reported on the Company's financial statements included in the registration statement, to the extent permitted by the standards of the American Institute of Certified Public Accountants, covering such matters as are customarily covered in opinions of issuer's counsel and accountants' "comfort" letters delivered to underwriters in underwritten public offerings of securities;

                           (i) Furnish to each selling Holder upon request a copy of all documents filed with and all correspondence from or to the Commission in connection with any such offering; and

                           (j) Make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

                  6.2 It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement that the Holders proposing to register Registrable Securities shall furnish to the Company such information regarding themselves, the Registrable

Securities held by them, and their intended method of distribution of such Registrable Securities as the Company shall reasonably request and as shall be required in connection with the action to be taken by the Company.

                  6.3 In connection with the preparation and filing of each registration statement under this Agreement, the Company will give the Holders on whose behalf such Registrable Securities are to be registered and their underwriters, if any, and their respective counsel and accountants, the opportunity to review such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each such Holder such access to the Company's books and records and such opportunities to discuss the business of the Company with its officers, its counsel and the independent public accountants who have certified the Company's financial statements, as shall be necessary, in the opinion of such Holders or such underwriters or their respective counsel, in order to conduct a reasonable and diligent investigation within the meaning of the Securities Act.

                  6.4 Notwithstanding anything to the contrary contained in this Agreement, the Company shall have no obligation, and the Holders shall have no right, to include any Registrable Securities in the registration under the Securities Act effected pursuant to the Current SB-2.

         7.       INDEMNIFICATION.

                  7.1 INDEMNIFICATION BY THE COMPANY. The Company will indemnify each Holder, each of its officers, employees, agents, directors and partners (including partners of partners and shareholders of such partners), and each person controlling (within the meaning of the Securities Act) such Holder, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each Person who controls any underwriter, against all claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers, employees, agents, directors and partners (including partners of partners and shareholders of such partners), and each person controlling (within the meaning of the Securities Act) such Holder, each such underwriter and each Person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability or action as the same are incurred, PROVIDED that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission made in reliance upon and based upon written information furnished to the Company by such Holder or underwriter and stated to be specifically for use therein.

                  7.2 INDEMNIFICATION BY THE HOLDERS. Each Holder will, if Registrable Securities held by him are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company (other than such Holder) or such underwriter within the meaning of the Securities Act and the rules and regulations thereunder, each other such Holder and each of their officers, directors and partners, and each Person controlling such Holder or other stockholder, against all claims, losses, damages, expenses and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained, on the effective date thereof, in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, each of its directors and officers, each underwriter or control Person, each other Holder and each of their officers, directors and partners and each Person controlling such Holder or other stockholder for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; PROVIDED, HOWEVER, that in no event shall the liability of any Holder for indemnification under this Section 7 in its capacity as a seller of Registrable Securities exceed the amount equal to the proceeds to such Holder of the securities sold in any such registration; and PROVIDED FURTHER, however, that no selling Holder shall be required to indemnify any Person against any liability arising from any untrue or misleading statement or omission contained in any preliminary prospectus if such deficiency is corrected in the final prospectus or for any liability which arises out of the failure of any Person to deliver a prospectus as required by the Securities Act.

                  7.3 NOTICES OF CLAIMS, PROCEDURES, ETC. Each party entitled to indemnification under this Section 7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at the Indemnified Party's sole expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 7 unless such failure is prejudicial to the ability of Indemnifying Party to defend such claim or action. Notwithstanding the foregoing, such Indemnified Party shall have the right to employ its own counsel in any such litigation, proceeding or other action if (i) the employment of such counsel has been authorized by the Indemnifying Party, in its sole and absolute discretion, or (ii) the named parties in any such claims (including any impleaded parties) include any such Indemnified Party and the Indemnified Party and the Indemnifying Party shall have been advised in writing (in suitable detail) by counsel to the Indemnified Party either (A) that there may be one or more legal defenses available to such Indemnified Party which are different from or additional to those available to the Indemnifying Party, or (B) that there is a conflict of interest by virtue of the Indemnified Party and the Indemnifying Parties having common counsel, in any of which events, the legal fees and expenses of a single counsel for all Indemnified Parties with respect to each such claim, defense thereof, or counterclaims thereto shall be borne by Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall cooperate to the extent reasonably required and furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

         8. INFORMATION BY HOLDER. Each Holder of Registrable Securities shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

         9. TRANSFER OR ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register securities granted by the Company under this Agreement may be transferred or assigned by a Holder to a transferee or assignee of any Registrable Securities; provided that the Company is given written notice at or prior to the time of said transfer or assignment, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned; and provided further that the transferee or assignee of such rights assumes in writing the obligations of a Holder under this Agreement to the Company and other Holders in effect at the time of transfer under all effective agreements.

         10. EXCHANGE ACT COMPLIANCE. So long as the Company remains subject to the reporting requirements of the Exchange Act, the Company shall file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder, and will take all actions reasonably necessary to enable holders of Registrable Securities to sell such securities without registration under the Securities Act within the limitation of the provisions of (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, (b) Rule 144A under the Securities Act, as such Rule may be amended from time to time, if applicable or
(c) any similar rules or regulations hereunder adopted by the Commission. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

         11. NO CONFLICT OF RIGHTS. Without the consent of holders of 80% of the Registrable Securities, the Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Holders in this Agreement. Without limiting the generality of the foregoing, the Company will not hereafter enter into or modify any agreement with respect to its securities which grants, or modifies any existing agreement with respect to its securities to grant, to a holder of its securities in connection with an incidental registration of such securities equal or higher priority to the rights granted to the Holders under Sections 2, 3 and 4 of this Agreement. The Company hereby represents and warrants to each Holder that the execution, delivery or performance of this Agreement does not (including with the passage of time) (i) constitute a breach or an event of default under any Existing Rights Agreement and any other agreement between the Company and any Other Stockholder, or (ii) cause or trigger a right of termination or right of acceleration under any such agreement.

         12. BENEFITS OF AGREEMENT; SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns, legal representatives and heirs. Except as provided in Section 9 above, this Agreement does not create, and shall not be construed as creating, any rights enforceable by any other Person.

         13. COMPLETE AGREEMENT. This Agreement constitutes the complete understanding among the parties with respect to its subject matter and supersedes all existing agreements and understandings, whether oral or written, among them. No alteration or modification of any provisions of this Agreement shall be valid unless made in writing and signed, on the one hand, by the Holders of a majority of the Registrable Securities then outstanding and, on the other, by the Company.

         14. SECTION HEADINGS. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         15. NOTICES. All notices, offers, acceptances and other communications required or permitted to be given or to otherwise be made to any party to this Agreement shall be deemed to be sufficient if contained in a written instrument delivered by hand, first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, if to the Company, at 1140 Pearl Street, Boulder, Colorado 80302,
Attention: Chief Financial Officer, with a copy to Pryor Cashman Sherman & Flynn LLP, 410 Park Avenue, New York, New York 10022, Attention: Eric M. Hellige, Esq., and if to any Holder, to the address listed on Schedule A attached hereto or at such other address as may have been furnished the Company in writing.

         All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. Any party may change the address to which each such notice or communication shall be sent by giving written notice to the other parties of such new address in the manner provided herein for giving notice.

         16. GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware without giving effect to the provisions, policies or principles thereof respecting conflict or choice of laws.

         17. COUNTERPARTS. This Agreement may be executed in one or more counterparts each of which shall be deemed an original but all of which taken together shall constitute one and the same agreement.

         18. SEVERABILITY. Any provision of this Agreement which is determined to be illegal, prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such illegality, prohibition or unenforceability without invalidating the remaining provisions hereof which shall be severable and enforceable according to their terms and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         IN WITNESS WHEREOF, the parties have signed this Registration Rights Agreement as of the date first set forth above.

                                              FRONT PORCH DIGITAL INC.


                                              By: /s/ Michael Knaisch
                                                  ------------------------------
                                                  Name: Michael Knaisch
                                                  Title: Chief Executive Officer

        IN WITNESS WHEREOF, the parties have signed this Registration Rights Agreement as of the date first set forth above.

                                             FORMER MSI STOCKHOLDERS



                                             GREAT HILL EQUITY PARTNERS LIMITED
                                             PARTNERSHIP

                                             By:  Great Hill Partners GP, LLC,
                                             its General Partner



                                             By: /s/ Christopher S. Gaffney
                                                 -------------------------------
                                                 Name:  Christopher S. Gaffney
                                                 Title: Manager


                                             GREAT HILL INVESTORS, LLC



                                             By: /s/ Christopher S. Gaffney
                                                 -------------------------------
                                                 Name:  Christopher S. Gaffney
                                                 Title: Manager

        IN WITNESS WHEREOF, the parties have signed this Registration Rights Agreement as of the date first set forth above.


                                     JPMORGAN CHASE BANK, as Investment
                                     Advisor for J.P. MORGAN DIRECT VENTURE
                                     CAPITAL INSTITUTIONAL INVESTORS, LLC



                                     By: /s/ Robert E. Kiss
                                         ---------------------------------------
                                         Name:  Robert E. Kiss
                                         Title: Portfolio Manager

                                     J.P. MORGAN INVESTMENT MANAGEMENT INC.,
                                     as Investment Advisor for
                                     J.P. MORGAN DIRECT VENTURE CAPITAL
                                     PRIVATE INVESTORS, LLC



                                     By: /s/ Robert E. Kiss
                                         ---------------------------------------
                                         Name:  Robert E. Kiss
                                         Title: Portfolio Manager


                                     J.P. MORGAN INVESTMENT MANAGEMENT INC.,
                                     as Investment Advisor for
                                     522 FIFTH AVENUE FUND, L.P.



                                     By: /s/ Robert E. Kiss
                                         ---------------------------------------
                                         Name:  Robert E. Kiss
                                         Title: Portfolio Manager

        IN WITNESS WHEREOF, the parties have signed this Registration Rights Agreement as of the date first set forth above.


                                            /s/ Thomas P. Sweeney III
                                            ------------------------------------
                                            Thomas P. Sweeney III

        IN WITNESS WHEREOF, the parties have signed this Registration Rights Agreement as of the date first set forth above.




                          TUDOR VENTURES II L.P.

                          By: Tudor Ventures Group, L.P., general partner




                          By: /s/ Carmen J. Scarpa
                              --------------------------------------------------
                              Name:  Carmen J. Scarpa
                              Title: Managing Director, Tudor Ventures Group LLC


                          THE RAPTOR GLOBAL PORTFOLIO LTD.

                          By: Tudor Investment Corporation as Investment Adviser




                          By: /s/ Carmen J. Scarpa
                              --------------------------------------------------
                              Name:  Carmen J. Scarpa
                              Title: Managing Director


                          THE ALTAR ROCK FUND L.P.

                          By: Tudor Investment Corporation as General Partner




                          By: /s/ Carmen J. Scarpa
                              --------------------------------------------------
                              Name:  Carmen J. Scarpa
                              Title: Managing Director

                                   SCHEDULE A

                 NAMES AND ADDRESSES OF FORMER MSI STOCKHOLDERS

THOMAS P. SWEENEY III
ManagedStorage International, Inc.
1140 Pearl Street
Boulder, Colorado  80302

GREAT HILL EQUITY PARTNERS LIMITED PARTNERSHIP
GREAT HILLS INVESTORS, LLC
c/o Great Hills Partners
One Liberty Square
Boston, Massachusetts  02109
Attention:  Mr. Pat Curran

JPMORGAN CHASE BANK, AS INVESTMENT ADVISOR FOR J.P. MORGAN DIRECT VENTURE CAPITAL INSTITUTIONAL INVESTORS, LLC

J.P. MORGAN INVESTMENT MANAGEMENT, AS INVESTMENT ADVISOR FOR J.P. MORGAN DIRECT VENTURE CAPITAL PRIVATE INVESTORS, LLC

J.P. MORGAN INVESTMENT MANAGEMENT INC., AS INVESTMENT ADVISOR FOR 522 FIFTH AVENUE FUND, LLC
c/o JP Morgan
522 Fifth Avenue
New York, New York  10036
Attention:  Mr. Robert E. Kiss

TUDOR VENTURES II L.P.
THE RAPTOR GLOBAL PORTFOLIO LTD.
THE ALTAR ROCK FUND L.P.
c/o Tudor Ventures
50 Rowes Wharf, 6th Floor
Boston, Massachusetts  02110
Attention:  Mr. Carmen J. Scarpa